UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2022

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, Andrew M. Weeks notified Parker-Hannifin Corporation (the “Company”) that he will retire on August 31, 2022. Mr. Weeks will continue to serve as Vice President and President – Engineered Materials Group until his successor is named, and thereafter as Vice President until his retirement date.

In connection with his retirement, the Company and Mr. Weeks have entered into a separation agreement, effective July 26, 2022 (the “Separation Agreement”), pursuant to which Mr. Weeks will receive, among other benefits, a cash severance payment of $1,064,846 and ownership of his current Company-leased vehicle. Mr. Weeks will otherwise receive his vested and accrued benefits, including under the Company’s Defined Contribution Supplemental Executive Retirement Program, as previously disclosed. The Separation Agreement also provides for customary confidentiality, release and non-disparagement terms.

Mr. Weeks’ retirement is not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

Date: July 28, 2022	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary